UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BARNWELL INDUSTRIES, Inc.
(Exact name of registrant as specified in charter)

Ned L. Sherwood

MRMP-Managers LLC

Ned L. Sherwood Revocable Trust

James C. Cornell

Heather Isidoro

Stuart I. Oran

Gregory W. Sullivan

(Name of Persons Filing Consent Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

FOR IMMEDIATE RELEASE

Ned L. Sherwood, MRMP-Managers LLC and Ned L. Sherwood Revocable Trust (collectively, the “Sherwood Group”) Urges All Barnwell Industries, Inc. (“Barnwell” or “BRN”) Shareholders to Consent on the Blue Card as Consent Window Opens

Vero Beach, Florida, March 19, 2025 – The Sherwood Group, a long-term and significant shareholder with approximately 29.90% of the issued and outstanding shares of Barnwell Industries, Inc. (“Barnwell” or “BRN”) is pleased to announce that the consent window has officially begun with the receipt of the first consent. On Friday, March 14, 2025, Mr. Alex Kinzler, Executive Chairman of the Board, Secretary, and General Counsel of Barnwell, submitted a Blue Consent Card and consented to all three proposals.

Over the next several days, Barnwell shareholders will receive their consent statements along with Blue Consent Cards. We strongly encourage shareholders to review the materials carefully and take action by consenting to all three proposals on the Blue Consent Card as soon as they receive it.

Let’s be clear: the consent solicitation is about fixing what is broken. If you believe in accountability, transparency, and making sure your investment actually delivers value, the choice is simple—Consent on the Blue card.

If you have any questions or require any assistance in executing your consent, please contact:

Alliance Advisors

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

Shareholders call toll-free: 1 (833) 215-7301

Email: brn2025@allianceadvisors.com

Your participation is critical in this process, and we appreciate your support.

For media inquiries or further information, please contact:

Alyssa Barry

Media Relations, Alliance Advisors

abarry@allianceadvisors.com

LEGEND

Ned L. Sherwood, MRMP-Managers LLC, Ned L. Sherwood Revocable Trust, James C. Cornell, Heather Isidoro, Stuart I. Oran, and Gregory W. Sullivan (collectively, the “Participants”) have filed a definitive consent statement and accompanying form of consent card with the SEC to be used in connection with the solicitation of consents from the stockholders of Barnwell Industries, Inc. (the “Company”). All stockholders of the Company are advised to read the definitive consent statement and other documents related to the solicitation of consents by the Participants because they contain important information, including additional information related to the Participants. The definitive consent statement and an accompanying BLUE consent card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/ and from the Participants’ consent solicitor, Alliance Advisors, by requesting a copy via email to brn2025@allianceadvisors.com. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive consent statement on Schedule 14A, filed by the Participants with the SEC on March 14, 2025. This document is available free of charge from the sources indicated above.